Exhibit (a)(11)

DWS GLOBAL/INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

DWS Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a)           increased the aggregate number of shares of authorized capital stock of the Corporation by 500,000,000 shares, from 2,159,993,796 shares to 2,659,993,796, shares; and

(b)           designated and classified 50,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s DWS Global Small Cap Fund Series, with such 50,000,000 shares being designated as a new Class of the Corporation’s DWS Global Small Cap Fund Series, such Class being designated as the “Class R6” shares of the DWS Global Small Cap Fund Series; and

(c)           designated and classified 250,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s DWS RREEF Global Infrastructure Fund Series, with (i) 50,000,000 of such shares being designated as a new Class of the Corporation’s DWS RREEF Global Infrastructure Fund Series, such Class being designated as the “Class R6” shares of the DWS RREEF Global Infrastructure Fund Series; (ii) 100,000,000 of such shares being designated as additional Class A shares of the Corporation’s DWS RREEF Global Infrastructure Fund Series; and (iii)100,000,000 of such shares being designated as additional Class S shares of the Corporation’s DWS RREEF Global Infrastructure Fund Series.

SECOND:  (a)  Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,159,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $21,599,937.96, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares
DWS Enhanced Emerging Markets Fixed-Income Fund		320,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 100,000,000 100,000,000

DWS Enhanced Global Bond Fund		429,154,575
	Class A shares Class B shares Class C shares Class S shares	50,000,000 50,000,000 20,000,000 309,154,575

DWS Global Growth Fund		370,000,000
	Class A shares Class B shares Class C shares Class R shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 50,000,000 100,000,000 100,000,000

DWS Global Small Cap Fund		200,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares	40,000,000 20,000,000 10,000,000 30,000,000 100,000,000

DWS RREEF Global Infrastructure Fund		500,000,000
	Class A shares Class C shares Class S shares Institutional Class shares	150,000,000 100,000,000 100,000,000 150,000,000

Undesignated		340,839,221

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 2,659,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $26,599,937.96, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares
DWS Enhanced Emerging Markets Fixed-Income Fund		320,000,000
	Class A shares	50,000,000

Class B shares Class C shares Class S shares Institutional Class shares	50,000,000 20,000,000 100,000,000 100,000,000

DWS Enhanced Global Bond Fund		429,154,575
	Class A shares Class B shares Class C shares Class S shares	50,000,000 50,000,000 20,000,000 309,154,575

DWS Global Growth Fund		370,000,000
	Class A shares Class B shares Class C shares Class R shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 50,000,000 100,000,000 100,000,000

DWS Global Small Cap Fund		250,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares Class R6 shares	40,000,000 20,000,000 10,000,000 30,000,000 100,000,000 50,000,000

DWS RREEF Global Infrastructure Fund		500,000,000
	Class A shares Class C shares Class S shares Institutional Class shares	150,000,000 100,000,000 100,000,000 150,000,000

Undesignated		540,839,221

THIRD:  A description of the “Class R6” shares of the Corporation’s DWS Global Small Cap Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a)  Except as provided in the Charter of the Corporation and except as described in (b) below, the “Class R6” shares of the Corporation’s DWS Global Small Cap Fund

Series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the “Class A”, “Class B”, “Class C”, “Class S”, and “Institutional Class” shares of the Corporation’s DWS Global Small Cap Fund Series.

(b)  Each “Class R6” share of the Corporation’s DWS Global Small Cap Fund Series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated); to such account size requirements; and to such other rights and provisions; which may the same or different from each of the other classes of the Corporation’s DWS Global Small Cap Fund Series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

FOURTH:  A description of the “Class R6” shares of the Corporation’s DWS RREEF Global Infrastructure Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a)  Except as provided in the Charter of the Corporation and except as described in (b) below, the “Class R6” shares of the Corporation’s DWS RREEF Global Infrastructure Fund Series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the “Class A”, “Class C”, “Class S”, and “Institutional Class” shares of the Corporation’s DWS RREEF Global Infrastructure Fund Series.

(b)  Each “Class R6” share of the Corporation’s DWS RREEF Global Infrastructure Fund Series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated); to such account size requirements; and to such other rights and provisions; which may the same or different from each of the other classes of the Corporation’s DWS RREEF Global Infrastructure Fund Series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

FIFTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

SIXTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on July 9, 2014, duly authorized and adopted resolutions increasing, designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 9th day of July, 2014; and its Vice President acknowledges that these Articles Supplementary are the act of DWS Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DWS GLOBAL/INTERNATIONAL FUND, INC.
/s/Hepsen Uzcan	/s/John Millette
Name: Hepsen Uzcan Position: Assistant Secretary	Name: John Millette Position: Vice President